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                                                                    EX-99.(g)(3)

                           MASTER CUSTODIAN AGREEMENT

     This Agreement is made as of August 10, 2009 by and among each management investment company identified on Appendix A hereto (each such investment company and each management investment company made subject to this Agreement in accordance with Section 18.5 below, shall hereinafter be referred to as (the "Fund"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the "Custodian").

                                  WITNESSETH:

     WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series ("Shares"), with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, each Fund so authorized intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 18.6 below, shall hereinafter be referred to as the "Portfolio(s)").

     WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references hereinafter to one or more "Portfolio(s)" shall be deemed to refer to such Fund(s); and

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.   EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

Each Fund hereby employs the Custodian as a custodian of assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities"). Each Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such Shares as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio which is not received by it or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof) including, without limitation, Portfolio property (i) held by brokers, private bankers or other entities on behalf of the Portfolio (each a "Local Agent"), (ii) held by Special Sub-Custodians (as such term is defined in Section 5 hereof), (iii) held by entities which have advanced monies to or on behalf of the Portfolio and which have received Portfolio property as security for such advance(s) (each a "Pledgee"), or (iv) delivered or otherwise removed from the custody of the Custodian (a) in connection with any Free Trade (as such term is defined in Sections 2.2(14) and 2.6(7) hereof) or (b) pursuant to Special Instructions (as such term is defined in Section 7 hereof). With respect to uncertificated shares (the "Underlying Shares") of registered "investment companies" (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the "1940

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Act")), whether in the same "group of investment companies" (as defined in
Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to
Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the "Underlying Portfolios") the holding of confirmation statements that identify the shares as being recorded in the Custodian's name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or the Board of Directors of the Fund (as appropriate, and in each case, the "Board") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may place and maintain each Fund's foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, all as designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4 hereof.

SECTION 2. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD IN THE UNITED STATES.

     SECTION 2.1 HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.8 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) Underlying Shares owned by each Fund which are maintained pursuant to Section 2.10 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the "Underlying Transfer Agent").

     SECTION 2.2 DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.8 hereof;

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     4)   To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to
          Section 2.7 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

     8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio (a) against receipt of collateral as agreed from time to time by the Fund on behalf of the Portfolio, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral or (b) to the lending agent, or the lending agent's custodian, in accordance with written Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund;

     11) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

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     12)  For delivery in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the Financial Industry Regulatory Authority, Inc. ("FINRA", formerly known as The National Association of Securities Dealers, Inc.), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

     13) For delivery in accordance with the provisions of any agreement among a Fund on behalf of the Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (the "CFTC") and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

     14) Upon the sale or other delivery of such investments (including, without limitation, to one or more (a) Special Sub-Custodians or (b) additional custodians appointed by the Fund, and communicated to the Custodian from time to time via a writing duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions(s), each a "Repo Custodian"), and prior to receipt of payment therefor, as set forth in written Proper Instructions (such delivery in advance of payment, along with payment in advance of delivery made in accordance with Section 2.6(7), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall set forth (a) the securities of the Portfolio to be delivered and (b) the person(s) to whom delivery of such securities shall be made;

     15) Upon receipt of instructions from the Fund's transfer agent (the "Transfer Agent") for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

     16) In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.10 hereof;

     17) For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     18) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying (a) the securities of the Portfolio to be

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          delivered and (b) the person or persons to whom delivery of such securities shall be made.

     SECTION 2.3 REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered management investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.7 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

     SECTION 2.4 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

     SECTION 2.5 COLLECTION OF INCOME. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14) or purchased pursuant to
Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information

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or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

     SECTION 2.6 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in
          Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.8 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.10 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the redemption or repurchase of Shares issued as set forth in
          Section 6 hereof;

     4) For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares declared pursuant to the Fund's articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, "Governing Documents");

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) Upon the purchase of domestic investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), and prior to receipt of such investments, as set forth in written Proper Instructions (such payment in advance of delivery, along with delivery in advance of payment made in accordance with Section 2.2(14), as applicable, shall each be referred to herein as a "Free Trade"), provided that such Proper Instructions shall also set forth (a) the amount of such payment and
          (b) the person(s) to whom such payment is made;

     8) For payment as initial or variation margin in connection with futures or options on futures contracts entered into by the Fund on behalf of the Portfolio; and

     9) For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying (a) the amount of such payment and (b) the person or persons to whom such payment is to be made.

     SECTION 2.7 APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or sub-custodian of the Custodian for purposes of this Section 2.7 or any other provision of this Agreement.

     SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 under the 1940 Act, as amended from time to time.

     SECTION 2.9 SEGREGATED ACCOUNT. The Custodian shall upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.8 hereof, (a) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (b) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (c) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the "SEC"), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered

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management investment companies, and (d) for any other purpose in accordance with Proper Instructions.

     SECTION 2.10 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares beneficially owned by the Fund, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian's only responsibilities with respect thereto shall be limited to the following:

     1) Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

     2) In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian's books and records.

     3) In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian's books and records and, upon the Custodian's receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian's books and records.

     The Custodian shall not be liable to the Fund for any loss or damage to the Fund or any Portfolio resulting from the maintenance of Underlying Shares with an Underlying Transfer Agent except for losses resulting directly from the fraud, negligence or willful misconduct of the Custodian or any of its agents or of any of its or their employees.

     SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

     SECTION 2.12 PROXIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

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     SECTION 2.13 COMMUNICATIONS RELATING TO PORTFOLIO SECURITIES. Except with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Fund on behalf of the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund for each Portfolio all written information received by the Custodian regarding any class action or other litigation in connection with Portfolio securities or other assets issued in the United States and then held, or previously held, during the term of this Agreement by the Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this
Section 2.13.

SECTION 3.   PROVISIONS RELATING TO RULES 17F-5 AND 17F-7.

     SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

     SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

          3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

          3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund's Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

          3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

     (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor
(i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

          3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

          3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

          3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

          3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

          3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

     SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

          3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

          3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS TO BE HELD OUTSIDE THE UNITED STATES.

     SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

     SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities

System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

     SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

          4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

          (i) Upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) In connection with any repurchase agreement related to foreign securities;

          (iii) To the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

          (iv) To the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          (v) To the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          (vi) To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case, the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such foreign securities prior to receiving payment for such foreign securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          (vii) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

          (viii) In the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (ix) For delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

          (x) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (xi) Upon the sale or other delivery of such foreign securities (including, without limitation, to one or more Special Sub-Custodians or Repo Custodians) as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the foreign securities to be delivered and (B) the person or persons to whom delivery shall be made;

          (xii)  In connection with the lending of foreign securities; and

          (xiii) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the foreign securities to be delivered and (B) the person or persons to whom delivery of such securities shall be made.

          4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          (i) Upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          (ii) In connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

          (iii) For the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

          (iv) For the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v) In connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (vi) Upon the purchase of foreign investments including, without limitation, repurchase agreement transactions involving delivery of Portfolio monies to Repo Custodian(s), as a Free Trade, provided that applicable Proper Instructions shall set forth (A) the amount of such payment and (B) the person or persons to whom payment shall be made;

          (vii) For payment of part or all of the dividends received in respect of securities sold short;

          (viii) In connection with the borrowing or lending of foreign securities; and

          (ix) For any other purpose, but only upon receipt of Proper Instructions specifying (A) the amount of such payment and (B) the person or persons to whom such payment is to be made.

          4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

     SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

     SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

     SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the applicable Fund all written information received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other litigation in connection with Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the term of this Agreement by the Custodian via a Foreign Sub-Custodian for the account of the Fund for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to a Fund or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this
Section 4.9.

     SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At a Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

     SECTION 4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

     SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

SECTION 5.   SPECIAL SUB-CUSTODIANS.

Upon receipt of Special Instructions (as such term is defined in Section 7 hereof), the Custodian shall, on behalf of one or more Portfolios, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act as a sub-custodian for the purposes of effecting such transaction(s) as may be designated by a Fund in Special Instructions. Each such designated sub-custodian is referred to herein as a "Special Sub-Custodian." Each such duly appointed Special Sub-Custodian shall be listed on Schedule D hereto, as it may be amended from time to time by a Fund, with the acknowledgment of the Custodian. In connection with the appointment of any Special Sub-Custodian, and in accordance with Special Instructions, the Custodian shall enter into a sub-custodian agreement with the Fund and the Special Sub-Custodian in form and substance approved by such Fund, provided that such agreement shall in all events comply with the provisions of the 1940 Act and the rules and regulations thereunder and the terms and provisions of this Agreement.

SECTION 6.   PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES.

The Custodian shall receive from the distributor of the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by a Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between such Fund and the Custodian.

SECTION 7.   PROPER INSTRUCTIONS AND SPECIAL INSTRUCTIONS.

"Proper Instructions," which may also be standing instructions, as such term is used throughout this Agreement shall mean instructions received by the Custodian from a Fund, a Fund's duly authorized investment manager or investment adviser, or a person or entity duly authorized by either of them. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed from time to time by the Custodian and the person(s) or entity giving such instruction, provided that the Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian including, but not limited to, the security procedures selected by the Fund via the form of Funds Transfer Addendum hereto, the terms of which are hereby agreed to. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to provide such instructions with respect to the transaction involved; the Fund shall cause all oral instructions to be confirmed in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.9 hereof.

"Special Instructions," as such term is used throughout this Agreement, means Proper Instructions countersigned or confirmed in writing by the Treasurer or any Assistant Treasurer of the applicable Fund or any other person designated in writing by the Treasurer of such Fund, which countersignature or confirmation shall be (a) included on the same instrument containing the Proper Instructions or on a separate instrument clearly relating thereto and (b) delivered by hand, by facsimile transmission, or in such other manner as the Fund and the Custodian agree in writing.

Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Fund shall deliver to the Custodian, duly certified by such Fund's Treasurer or Assistant Treasurer, a certificate setting forth: (i) the names, titles, signatures and scope of authority of all persons authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Fund and (ii) the names, titles and signatures of those persons authorized to give Special Instructions. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary.

SECTION 8.   EVIDENCE OF AUTHORITY.

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution certified by the Secretary or an Assistant Secretary of any Fund as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9.   ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

     1) Make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

     2) Surrender securities in temporary form for securities in definitive form;

     3) Endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) In general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 10. DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by a Fund on behalf of a Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus. Each Fund acknowledges that, in keeping the books of account of the Portfolio and/or making the calculations described herein with respect to Portfolio property released and delivered pursuant to
Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.

SECTION 11.  RECORDS.

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at a Fund's request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations. Each Fund acknowledges that, in creating and maintaining the records as set forth herein with respect to Portfolio property released and delivered pursuant to Section 2.2(14), or purchased pursuant to Section 2.6(7) hereof, the Custodian is authorized and instructed to rely upon information provided to it by the Fund, the Fund's counterparty(ies), or the agents of either of them.

SECTION 12.  OPINION OF FUND'S INDEPENDENT ACCOUNTANT.

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A or Form N-2, as applicable, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 13.  REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS.

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either, a "Securities System"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 14.  COMPENSATION OF CUSTODIAN.

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund on behalf of each applicable Portfolio and the Custodian.

SECTION 15.  RESPONSIBILITY OF CUSTODIAN.

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything that is part of Country Risk, including without limitation nationalization, expropriation, currency restrictions, insolvency of a Foreign Sub-custodian, acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by any Fund or its duly authorized investment manager or investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any act or omission of a Special Sub-Custodian including, without limitation, reliance on reports prepared by a Special Sub-Custodian; (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, any Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If a Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

Except as may arise from the Custodian's own negligence or willful misconduct, each Fund shall indemnify and hold the Custodian harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against the Custodian (a) acting in accordance with any Proper Instruction or Special Instruction including, without limitation, any Proper Instruction with respect to Free Trades including, but not limited to, cost, expense, loss, damage, liability, tax, charge, assessment or claim resulting from (i) the failure of the applicable Fund to receive income with respect to purchased investments, (ii) the failure of the applicable Fund to recover amounts invested on maturity of purchased investments, (iii) the failure of the Custodian to respond to or be aware of notices or other corporate communications with respect to purchased investments, or (iv) the Custodian's reliance upon information provided by the applicable Fund, such Fund's counterparty(ies) or the agents of either of them with respect to Fund property released, delivered or purchased pursuant to either of Section 2.2(14) or
Section 2.6(7) hereof; (b) for the acts or omissions of any Special Sub-Custodian; or (c) for the acts or omissions of any Local Agent or Pledgee.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 16.  EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.

This Agreement shall remain in full force and effect for an initial term ending August 10, 2014 (the "Initial Term"). After the expiration of the Initial Term, this Agreement shall renew, subject to written notice from the Funds of their intent to renew (such notice to be delivered at least ninety (90) days prior to the end of the Initial Term or the then-current term, which notice period may be waived by the Custodian) for additional successive two-year terms (each, a "Renewal Term"), and may be terminated by any party with respect to such party during any Renewal Term by written instrument delivered or mailed, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing. During the Initial Term and thereafter, either party may terminate this Agreement: (i) in the event of the other party's material breach of a material provision of this Agreement that the other party has either
(a) failed to cure or (b) failed to establish a remedial plan to cure that is reasonably acceptable, within 60 days' written notice of such breach, or (ii) in the event of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction. In addition, a Fund may terminate this Agreement during the Initial Term and thereafter if, in such Fund's reasonable opinion, the Custodian has not achieved one or more of the performance measures set forth in any service level document (a "Service Level Document") that may be established in good faith by the parties, and a plan or revised plan has not been put into place in accordance with the following procedures: In the event that such Fund reasonably believes that the Custodian has not met one or more of the performance measures set forth in any Service Level Document during any calendar quarter, the Fund may, in its discretion, submit a written deficiency notice to the Custodian outlining the performance deficiencies ("Deficiency Notice"). Such Deficiency Notice shall be provided to the Custodian within 20 days of the end of such calendar quarter. After receipt of such notice, the Custodian shall present the Fund with a written plan (the "Plan") to address the deficiencies set forth in the Deficiency Notice. Such Plan must be provided to the Fund within 30 days after receipt of the Deficiency Notice. If the Custodian fails to submit a Plan within such 30-day period, the Fund may terminate this Agreement upon 60 days' written notice to the Custodian. The Fund, in its discretion, may accept or reject the Plan by notifying the Custodian in writing ("Plan Notice") within 15 days after submission of the Plan. If the Fund fails to provide a Plan Notice within such 15-day period, it shall be presumed that the Fund accepted the Plan. In the event the Fund submits a Plan Notice rejecting the Plan, the Custodian shall submit a revised plan ("Revised Plan") within 30 days after provision of such Plan Notice. If the Custodian fails to submit a Revised Plan within such 30-day period, the Fund may terminate the Agreement upon 60 days' written notice to the Custodian. The Fund, in its discretion, may accept or reject the Revised Plan by notifying the Custodian in writing ("Revised Plan Notice") within 15 days after provision of the Revised Plan. If the Fund fails to provide a Revised Plan Notice within such 15-day period, it shall be presumed that the Fund accepted the Revised Plan. If the Fund provides a Revised Plan Notice to the Custodian that rejects the Revised Plan, the Fund may, in its discretion, terminate this Agreement upon 60 days' written notice to the Custodian. Such termination notice must be submitted to the Custodian within 60 days after provision of the Revised Plan Notice. Upon termination of this Agreement pursuant to this paragraph with respect to any Fund or Portfolio, the applicable Fund shall pay Custodian its compensation due and shall reimburse Custodian for its costs, expenses and disbursements.

In the event of: (i) any Fund's termination of this Agreement with respect to such Fund or its Portfolio(s) for any reason other than as set forth in the foregoing paragraph or (ii) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to a Fund or Portfolio (or its respective successor), the applicable Fund shall pay the Custodian its compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by Custodian with respect to such Fund or Portfolio) and shall reimburse the Custodian for its costs, expenses and disbursements. Upon receipt of such payment and reimbursement, the Custodian will deliver such Fund's or Portfolio's securities and cash as set forth hereinbelow. For the avoidance of doubt, no payment will be required pursuant to clause (ii) of this paragraph in the event of any transaction such as a merger of a Fund or Portfolio into, or the consolidation of a Fund or Portfolio with, another entity, the sale by a Fund or Portfolio of all, or substantially all, of its assets to another entity, or the liquidation or dissolution of a Fund or Portfolio and distribution of such Fund's or Portfolio's assets, in each case where the Custodian is retained to continue providing services to such Fund or Portfolio (or its respective successor) on substantially the same terms as this Agreement.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. The provisions of Sections 4.11, 14 and 15 of this Agreement shall survive termination of this Agreement for any reason.

This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

SECTION 17.  SUCCESSOR CUSTODIAN.

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no Proper Instructions designating a successor custodian or alternative arrangements shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to provide Proper Instructions as aforesaid, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18.  GENERAL.

     SECTION 18.1 MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

     SECTION 18.2 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios and the Custodian relating to the custody of such Fund's assets.

     SECTION 18.3 ASSIGNMENT. This Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) by the Custodian without the written consent of each applicable Fund.

     SECTION 18.4 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation of this Agreement, the Custodian and each Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by all parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of a Fund's Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     SECTION 18.5 ADDITIONAL FUNDS. In the event that any management investment company in addition to those listed on Appendix A hereto desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such management investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in
Section 18.7 below.

     SECTION 18.6 ADDITIONAL PORTFOLIOS. In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

     SECTION 18.7 THE PARTIES. All references herein to the "Fund" are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with
Section 18.5 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the "Portfolio" are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate. Any reference in this Agreement to "the parties" shall mean the Custodian and such other individual Fund as to which the matter pertains. Each Fund hereby represents and warrants that (a) it is duly incorporated or organized and is validly existing in good standing in its jurisdiction of incorporation or organization; (b) it has the requisite power and authority under applicable law and its Governing Documents to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) this Agreement constitutes its legal, valid, binding and enforceable agreement; and (e) its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it.

     SECTION 18.8 REMOTE ACCESS SERVICES ADDENDUM. The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum hereto.

     SECTION 18.9 NOTICES. Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To any Fund:        c/o WELLS FARGO
                    200 Berkeley Street, Suite 2100
                    Boston, MA 02118
                    Attention: Kasey Phillips, Senior Vice President
                    Telephone: 617-210-3272
                    Telecopy: 617-210-2722

To the Custodian:   STATE STREET BANK AND TRUST COMPANY
                    2 Avenue de Lafayette
                    Boston, MA 02111
                    Attention: Neal J. Chansky, Senior Vice President
                    Telephone: 617-662-1376
                    Telecopy: 617-662-2204

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

     SECTION 18.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.

     SECTION 18.11 SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

     SECTION 18.12 CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or receiving services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (i) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) that is required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation, or (iii) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, the Custodian and its affiliates may report and use nonpublic portfolio holdings information of its clients, including a Fund or Portfolio, on an aggregated basis with all or substantially all other client information and without specific reference to any Fund or Portfolio.

     The receiving party acknowledges it would be difficult to fully compensate the disclosing party for damages that may result from the breach or threatened breach of this section and, accordingly, the disclosing party will be entitled to seek injunctive relief, including temporary restraining orders, preliminary injunctions, and permanent injunctions, to enforce such provisions. This provision with respect to injunctive relief will not, however, diminish the disclosing party's right to seek other legal, contractual or equitable remedies, or to claim and recover damages.

     Section 18.13 BUSINESS CONTINUITY/DISASTER RECOVERY. In the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian's control, the Custodian shall take reasonable steps to minimize service interruptions. The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Funds; and (ii) emergency use of electronic data processing equipment to provide services under this Agreement. Upon reasonable request, the Custodian shall discuss with senior management of the Funds any business continuity/disaster recovery plan of the Custodian and/or provide a high-level presentation summarizing such plan.

     Section 18.14. INFORMATION SECURITY. Custodian's information security program has been reasonably designed and is and will continue to be implemented in an effort to (i) mitigate the risks identified by either of the parties to this agreement, and (ii) maintain adequate controls regarding the services provided under this agreement. Custodian has established and will maintain reasonable safeguards against the destruction, loss, alteration of or unauthorized disclosure or access to each Fund's data in its possession.

     With respect to information security, each Fund reserves the right to conduct (i) an initial risk assessment prior to commencing receipt of services under this agreement, (ii) additional risk assessments annually thereafter, and
(iii) risk assessments upon a material modification of existing services to be provided, all to identify the risks associated with the services to be provided, and, depending on the results of such risks assessments, each Fund may also conduct a site visit or other reasonable evaluations of Custodian's information security program acceptable to Custodian. Any such visits, assessments or evaluations will be (i) subject to reasonable limitations required by Custodian relating to confidentiality and privacy and shall be limited solely to systems handling information and data of the Fund, (ii) conducted so as to not unreasonably interfere with the operations of Custodian, (iii) conducted at times and locations mutually agreeable to the Fund and Custodian with representatives of Custodian present at all times, and (iv) subject to the confidentiality provisions in Section 18.12 hereof. Custodian will reasonably cooperate in such risk assessments. Custodian reasonably believes that its information security program reflects information security standards, which may include (i) administrative, technical and physical safeguards appropriate for the size and complexity of Custodian's operations and the nature and scope of the services to be provided and reasonably designed to maintain the confidentiality, integrity and availability of each Fund's confidential information, (ii) policies and procedures reasonably designed and regularly tested to detect, assess, control and respond to any unauthorized access to a Fund's confidential information, or (iii) information regarding the risk assessment, risk management and control, training of Custodian's personnel on compliance with the information security program, testing of the information security program, oversight of any subcontractor arrangements, periodic reports to each Fund in respect thereof, and the process for the annual certification of the Custodian in relation to its information security program. The risk assessments will be conducted by each Fund or its designee (who will be a nationally known security firm) identified to and acceptable to Custodian. Should any risk assessment result in the discovery of what a Fund reasonably determines to be material security risks, the Fund will promptly notify Custodian of such risks and the parties will discuss such risks and Custodian's plan to address them if Custodian reasonably agrees that such risks are material to its provision of services hereunder.

     If and to the extent applicable to the services provided hereunder, Custodian represents and warrants that: (i) it will not alter or disable any hardware or software security programs residing on a Fund's hardware or systems, and (ii) it will take reasonable steps to not allow unauthorized traffic to pass as a result of its access to the Fund's networks. If, and to the extent applicable to the services provided hereunder, Custodian does allow unauthorized traffic to pass into a Fund's networks, it may immediately terminate this access. Further, if remote access is granted to Custodian's employees telecommuting in any capacity and to the extent applicable to the services provided hereunder, then Custodian may be subject to additional data security obligations, such as a system access agreement to the extent acceptable to Custodian.

     If a network connection is established between a Fund and the computing environment(s) used by Custodian, Custodian will take reasonable steps so that
(i) the Fund is permitted to perform network assessments of such computing environment(s) based on a mutually-agreed annual schedule, and (ii) Custodian maintains an alert status regarding the security of such computing environments, including all vulnerabilities and security patches or corrective actions, by subscribing to an industry-recognized service. Further, Custodian will furnish the Fund with a high-level summary of reports prepared by a nationally known independent auditor of such testing of its systems. Custodian understands that, should a Fund assessment or determination reveal inappropriate or inadequate security in the reasonable opinion of Fund and based on the pre-defined requirements for security that are acceptable to Custodian, the Fund may, in addition to other remedies it may have, remove access by Custodian's personnel to the Fund's network until Custodian satisfactorily complies with applicable security requirements. Custodian shall be relieved from its obligations hereunder if performance of such obligations is impeded or otherwise adversely affected by Custodian's not having access to a Fund's network.

     To the extent consistent with Custodian's customary and standard employment practices and policies: (a) Custodian warrants and agrees that it will cause to be conducted criminal background checks on each of its employees who will perform Sensitive Services (as defined below), and that no Ineligible Personnel will perform Sensitive Services. "Ineligible Personnel" means any person who, as evidenced by such background checks (i) has been convicted at any time of any material criminal offense involving dishonesty, a breach of trust, or money laundering, or who has entered into a pre-trial diversion or similar program in connection with a prosecution for such offense, or (ii) has been convicted of a felony. "Sensitive Services" means those services provided hereunder that (i) require access to customer information; (ii) related to a Fund's computer networks, information systems, databases or secure facilities under circumstances that would permit modifications to such systems; or (iii) involve primarily unsupervised access to secure facilities. (b) Upon reasonable request but no more than once annually, Custodian will provide written confirmation that all its employees providing Sensitive Services have undergone a criminal background check and are eligible to provide Sensitive Services. In the event Custodian becomes aware of any actual security breach that compromises a Fund's confidential information, including customer information (e.g., physical trespass on a secure facility, computing systems intrusion/hacking, loss/theft of a PC (laptop or desktop), or loss/theft of printed materials) (collectively, a "Security Breach"), unless prohibited by law or regulation and following completion of internal incident review, Custodian will promptly notify security personnel of such Security Breach at the following twenty-four (24) hour phone number: 800-947-4915 (or other number provided to Custodian from time to time in writing in accordance with Section 18.9 hereof), and will take reasonable steps to investigate and remedy the security breach. Except as may be required by its regulators or otherwise by applicable law, regulation, subpoena, or government or court order, Custodian agrees that it will not inform any third party, other than regulators or agents of Custodian, of the Fund's involvement with any such security breach without a Fund's prior written consent, which shall not be unreasonably withheld; however, if such disclosure is so required, Custodian will endeavor, to the extent practicable and permissible, to obtain a Fund's approval regarding the content of such disclosure so as to minimize any potential adverse impact upon a Fund. Custodian will maintain records of any known or suspected security breaches in connection with the services provided hereunder to the Funds in accordance with its customary practices, and if not prohibited by applicable law, regulation or confidentiality requirement, will make such records available to a Fund for review at Custodian's office upon reasonable request.

     Each Fund or its representatives ("Auditors"), not more than once annually, will have the right to audit Custodian's performance hereunder solely as necessary to determine its compliance with this Section 18.14 ("Audit"). The Auditors will be granted reasonable access, subject to reasonable restrictions imposed by Custodian relating to confidentiality, security and privacy, and Custodian will cooperate with the Auditors and provide them with such reasonable assistance as they may reasonably request solely to verify the provision of services in accordance with this Section 18.14, provided that (i) Audits may only occur during normal business hours at the locations where the Custodian's personnel provide services hereunder or retain records hereunder at mutually agreeable times; (ii) Audits will be conducted in a manner that is designed to minimize any adverse impact on normal business operations and with representatives of Custodian present at all times; (iii) Auditors will comply with all standard safety and security procedures of the Custodian in conducting any such Audits; and (iv) any information accessed by Auditors in the performance of any such Audit will be deemed to be the confidential information of the Custodian, and any such Audit shall be subject to the confidentiality provisions in Section 18.12 hereof or if the Auditor is not a Fund, the execution of a confidentiality agreement between such Auditor and Custodian; however, the results of the Audit will be the property of the Funds, or the Auditor, as applicable and subject to ongoing obligations of confidentiality. If an Audit identifies a critical control weakness or risk that in the reasonable opinion of the Fund will adversely impact Custodian's ability to provide services as agreed, comply with applicable law, or meet Custodian's business continuity obligations hereunder, a Fund will promptly inform Custodian in writing of such opinion of control weakness. Custodian will have thirty (30) business days to respond to this written notice. Nothing contained herein shall obligate Custodian to provide access to or otherwise disclose: (i) any information that is unrelated to the relevant Fund and the provision of the services hereunder to such Fund; (ii) any information that is treated as confidential under the Custodian's corporate policies, including, without limitation, internal audit reports, compliance or risk management plans or reports, work papers and other reports and information relating to management functions; or (iii) any other documents, reports or other information that the Custodian is obligated to maintain in confidence by contract, by its regulators or otherwise as a matter of law or regulation. In addition, any access provided hereunder to technology shall be limited to a demonstration by the Custodian of the functionality thereof and a reasonable opportunity to communicate with the Custodian personnel regarding such technology.

     SECTION 18.15 REPRODUCTION OF DOCUMENTS. This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 18.16 SHAREHOLDER COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund's name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian "no," the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [_] The Custodian is authorized to release the Fund's name, address, and share positions.

NO  [X]   The Custodian is not authorized to release the Fund's name, address, and share positions.

                                                                    EX-99.(g)(3)

                                 SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH OF THE ENTITIES
SET FORTH ON APPENDIX A HERETO


By:
   ----------------------------------
   Name: Karla Rabusch
   Title: President


STATE STREET BANK AND TRUST COMPANY


By:
   ----------------------------------
   Name: Joseph C. Antonellis
   Title: Vice Chairman

Master Custodian Agreement

                                                                    EX-99.(g)(3)

                                   APPENDIX A
                                       TO
                           MASTER CUSTODIAN AGREEMENT

MANAGEMENT INVESTMENT COMPANIES REGISTERED WITH THE SEC AND PORTFOLIOS THEREOF, IF ANY

Wells Fargo Funds Trust

   100% Treasury Money Market Fund
   Aggressive Allocation Fund
   Asia Pacific Fund
   Asset Allocation Fund
   C&B Large Cap Value Fund
   C&B Mid Cap Value Fund
   California Limited-Term Tax-Free Fund
   California Tax-Free Fund
   California Tax-Free Money Market Fund
   California Tax-Free Money Market Trust
   Capital Growth Fund
   Cash Investment Money Market Fund
   Colorado Tax-Free Fund
   Common Stock Fund
   Conservative Allocation Fund
   Discovery Fund
   Diversified Bond Fund
   Diversified Equity Fund
   Diversified Small Cap Fund
   Dow Jones Target 2010 Fund
   Dow Jones Target 2015 Fund
   Dow Jones Target 2020 Fund
   Dow Jones Target 2025 Fund
   Dow Jones Target 2030 Fund
   Dow Jones Target 2035 Fund
   Dow Jones Target 2040 Fund
   Dow Jones Target 2045 Fund
   Dow Jones Target 2050 Fund
   Dow Jones Target Today Fund
   Emerging Growth Fund
   Emerging Markets Equity Fund
   Endeavor Select Fund
   Enterprise Fund
   Equity Income Fund
   Equity Value Fund
   Government Money Market Fund
   Government Securities Fund
   Growth Fund
   Growth Balanced Fund
   Growth Equity Fund
   Heritage Money Market Fund
   High Income Fund
   Income Plus Fund
   Index Fund
   Inflation-Protected Bond Fund
   Intermediate Tax/AMT-Free Fund

   International Core Fund
   International Equity Fund
   International Value Fund
   Large Cap Appreciation Fund
   Large Cap Growth Fund
   Large Company Core Fund
   Large Company Growth Fund
   Large Company Value Fund
   Mid Cap Disciplined Fund
   Mid Cap Growth Fund
   Minnesota Money Market Fund
   Minnesota Tax-Free Fund
   Moderate Balanced Fund
   Money Market Fund
   Money Market Trust
   Municipal Bond Fund
   Municipal Money Market Fund
   National Tax-Free Money Market Fund
   National Tax-Free Money Market Trust
   Opportunity Fund
   Overland Express Sweep Fund
   Prime Investment Money Market Fund
   Short Duration Government Bond Fund
   Short-Term Bond Fund
   Short-Term High Yield Bond Fund
   Short-Term Municipal Bond Fund
   Small Cap Disciplined Fund
   Small Cap Growth Fund
   Small Cap Opportunities Fund
   Small Cap Value Fund
   Small Company Growth Fund
   Small Company Value Fund
   Small/Mid Cap Value Fund
   Social Sustainability Fund
   Specialized Financial Services Fund
   Specialized Technology Fund
   Stable Income Fund
   Strategic Income Fund
   Strategic Small Cap Value Fund
   Total Return Bond Fund
   Treasury Plus Money Market Fund
   U.S. Value Fund
   Ultra Short-Term Income Fund
   Ultra Short-Term Municipal Income Fund
   WealthBuilder Conservative Allocation Portfolio
   WealthBuilder Equity Portfolio
   WealthBuilder Growth Allocation Portfolio
   WealthBuilder Growth Balanced Portfolio
   WealthBuilder Moderate Balanced Portfolio
   WealthBuilder Tactical Equity Portfolio
   Wisconsin Tax-Free Fund
   Wells Fargo Managed Account CoreBuilder Shares - Series G
   Wells Fargo Managed Account CoreBuilder Shares - Series M

Wells Fargo Master Trust

   C&B Large Cap Value Portfolio
   Disciplined Growth Portfolio
   Diversified Fixed Income Portfolio
   Diversified Stock Portfolio
   Emerging Growth Portfolio
   Equity Income Portfolio
   Equity Value Portfolio
   Index Portfolio
   Inflation-Protected Bond Portfolio
   International Core Portfolio
   International Growth Portfolio
   International Index Portfolio
   International Value Portfolio
   Large Cap Appreciation Portfolio
   Large Company Growth Portfolio
   Managed Fixed Income Portfolio
   Short-Term Investment Portfolio
   Small Cap Index Portfolio
   Small Company Growth Portfolio
   Small Company Value Portfolio
   Stable Income Portfolio
   Strategic Small Cap Value Portfolio
   Total Return Bond Portfolio

Wells Fargo Variable Trust

   VT Asset Allocation Fund
   VT C&B Large Cap Value Fund
   VT Discovery Fund
   VT Equity Income Fund
   VT International Core Fund
   VT Large Company Core Fund
   VT Large Company Growth Fund
   VT Money Market Fund
   VT Opportunity Fund
   VT Small Cap Growth Fund
   VT Small/Mid Cap Value Fund
   VT Total Return Bond Fund

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Market                    Subcustodian
------                    ------------------------------------------------------
Argentina                 Citibank, N.A.

Australia                 The Hongkong and Shanghai Banking Corporation Limited
                          Citigroup Pty. Limited

Austria                   UniCredit Bank Austria AG

Bahrain                   HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                Standard Chartered Bank

Belgium Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)

Benin                     via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Bermuda                   Bank of Bermuda Limited

Botswana                  Barclays Bank of Botswana Limited

Brazil                    Citibank, N.A.

Bulgaria                  ING Bank N.V.

Burkina Faso              via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Canada                    State Street Trust Company Canada

Cayman Islands            Close Trustees (Cayman) Limited

Chile                     Banco Itau Chile

People's Republic         HSBC Bank (China) Company Limited
of China                  (as delegate of The Hongkong and Shanghai Banking
(Shanghai and Shenzhen)   Corporation Limited)

Colombia                  Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                Banco BCT S.A.

Croatia                   Privredna Banka Zagreb d.d.

Cyprus BNP Paribas Securities Services, S.A., Greece (operating through its Athens branch)

Czech Republic            Ceskoslovenska obchodni banka, a.s.

Denmark Skandinaviska Enskilda Banken AB, Sweden (operating through its Copenhagen branch)

Ecuador                   Banco de la Produccion S.A. PRODUBANCO


As of 6/30/09                           1

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Market                    Subcustodian
------                    ------------------------------------------------------
Egypt                     HSBC Bank Egypt S.A.E.
                          (as delegate of The Hongkong and Shanghai Banking
                          Corporation Limited)

Estonia                    AS SEB Pank

Finland Skandinaviska Enskilda Banken AB, Sweden (operating through its Helsinki branch)

France Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)

Germany                   Deutsche Bank AG

Ghana                     Barclays Bank of Ghana Limited

Greece                    BNP Paribas Securities Services, S.A.

Guinea-Bissau             via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Hong Kong                 Standard Chartered Bank (Hong Kong) Limited

Hungary                   UniCredit Bank Hungary Zrt.

Iceland                   New Kaupthing Banki hf.

India                     Deutsche Bank AG
                          The Hongkong and Shanghai Banking Corporation Limited

Indonesia                 Deutsche Bank AG

Ireland                   Bank of Ireland

Israel                    Bank Hapoalim B.M.

Italy                     Deutsche Bank S.p.A.

Ivory Coast               Societe Generale de Banques en Cote d'Ivoire

Jamaica                   Bank of Nova Scotia Jamaica Limited

Japan                     Mizuho Corporate Bank Limited
                          Sumitomo Mitsui Banking Corporation

Jordan                    HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                SB HSBC Bank Kazakhstan JSC
                          (as delegate of The Hongkong and Shanghai Banking
                          Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited


As of 6/30/09                           2

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Market                    Subcustodian
------                    ------------------------------------------------------
Republic of Korea         Deutsche Bank AG
                          The Hongkong and Shanghai Banking Corporation Limited

Kuwait                    HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Latvia                    AS SEB Banka

Lebanon                   HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania                 AB SEB Bankas

Malaysia                  Standard Chartered Bank Malaysia Berhad

Mali                      via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Malta                     The Hongkong and Shanghai Banking Corporation Limited

Mauritius                 The Hongkong and Shanghai Banking Corporation Limited

Mexico                    Banco Nacional de Mexico S.A.

Morocco                   Citibank Maghreb

Namibia                   Standard Bank Namibia Limited

Netherlands               Deutsche Bank AG

New Zealand               The Hongkong and Shanghai Banking Corporation Limited

Niger                     via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Nigeria                   Stanbic IBTC Bank Plc.

Norway Skandinaviska Enskilda Banken AB, Sweden (operating through its Oslo branch)

Oman                      HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan                  Deutsche Bank AG

Palestine                 HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking
                          Corporation Limited)

Peru                      Citibank del Peru, S.A.

Philippines               Standard Chartered Bank
Poland                    Bank Handlowy w Warszawie S.A.


As of 6/30/09                           3

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Market                    Subcustodian
------                    ------------------------------------------------------
Portugal                  Banco Comercial Portugues S.A.

Puerto Rico               Citibank N.A.

Qatar                     HSBC Bank Middle East Limited
                          (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania                   ING Bank N.V.

Russia                    ING Bank (Eurasia) ZAO, Moscow

Saudi Arabia              Saudi British Bank
                          (as delegate of The Hongkong and Shanghai Banking
                          Corporation Limited)

Senegal                   via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Serbia                    UniCredit Bank Serbia JSC

Singapore                 DBS Bank Limited
                          United Overseas Bank Limited

Slovak Republic           Ceskoslovenska obchodna banka, a.s.

Slovenia                  UniCredit Banka Slovenija d.d.

South Africa              Nedbank Limited
                          Standard Bank of South Africa Limited

Spain                     Deutsche Bank S.A.E.

Sri Lanka                 The Hongkong and Shanghai Banking Corporation Limited

Swaziland                 Standard Bank Swaziland Limited

Sweden                    Skandinaviska Enskilda Banken AB

Switzerland               UBS AG
                          Credit Suisse

Taiwan - R.O.C.           Bank of Taiwan

Thailand                  Standard Chartered Bank (Thai) Public Company Limited

Togo                      via Societe Generale de Banques en Cote d'Ivoire,
                          Abidjan, Ivory Coast

Trinidad & Tobago         Republic Bank Limited

Tunisia                   Banque Internationale Arabe de Tunisie
Turkey                    Citibank, A.S.


As of 6/30/09                           4

                                   STATE STREET                       SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

Market                    Subcustodian
------                    ------------------------------------------------------
Uganda                    Barclays Bank of Uganda Limited

Ukraine                   ING Bank Ukraine

United Arab Emirates -    HSBC Bank Middle East Limited
Dubai Financial Market    (as delegate of The Hongkong and Shanghai Banking
                          Corporation Limited)

United Arab Emirates -    HSBC Bank Middle East Limited
Dubai International       (as delegate of The Hongkong and Shanghai Banking
Financial Center          Corporation Limited)

United Arab Emirates -    HSBC Bank Middle East Limited
Abu Dhabi                 (as delegate of The Hongkong and Shanghai Banking
                          Corporation Limited)

United Kingdom            State Street Bank and Trust Company, United Kingdom
                          branch

Uruguay                   Banco Itau Uruguay S.A.

Venezuela                 Citibank, N.A.

Vietnam                   HSBC Bank (Vietnam) Limited

Zambia                    Barclays Bank of Zambia Plc.

Zimbabwe                  Barclays Bank of Zimbabwe Limited


As of 6/30/09                           5

                                   STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                    Depository
------                    ------------------------------------------------------
Argentina                 Caja de Valores S.A.

Australia                 Austraclear Limited

Austria                   Oesterreichische Kontrollbank AG (Wertpapiersammelbank
                          Division)

Bahrain                   Clearing, Settlement, and Depository System of the
                          Bahrain Stock Exchange

Bangladesh                Central Depository Bangladesh Limited

Belgium                   National Bank of Belgium
                          Euroclear Belgium

Benin                     Depositaire Central - Banque de Reglement

Bermuda                   Bermuda Securities Depository

Botswana                  Central Securities Depository Company of Botswana Ltd.

Brazil                    Central de Custodia e de Liquidacao Financeira de
                          Titulos Privados (CETIP)
                          Companhia Brasileira de Liquidacao e Custodia Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                  Bulgarian National Bank
                          Central Depository AD

Burkina Faso              Depositaire Central - Banque de Reglement

Canada                    The Canadian Depository for Securities Limited

Chile                     Deposito Central de Valores S.A.

People's Republic         China Securities Depository and Clearing Corporation
of China                  Limited, Shanghai Branch
                          China Securities Depository and Clearing Corporation
                          Limited, Shenzhen Branch

Colombia                  Deposito Central de Valores
                          Deposito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica                Central de Valores S.A.

Croatia                   Sredisnje klirinsko depozitarno drustvo d.d.

Cyprus                    Central Depository and Central Registry

Czech Republic            Czech National Bank
                          Stredisko cennych papiru - Ceska republika

Denmark                   VP Securities A/S


As of 6/30/09                           1

                                   STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                    Depository
------                    ------------------------------------------------------
Egypt                     Misr for Central Clearing, Depository and Registry
                          S.A.E. Central Bank of Egypt

Estonia                   AS Eesti Vaartpaberikeskus

Finland                   Euroclear Finland

France                    Euroclear France

Germany                   Clearstream Banking AG, Frankfurt

Ghana                     GSE Securities Depository Company Ltd.

Greece Kentriko Apothetirio Aksion, a department of Hellenic Exchanges S.A. Holding Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau             Depositaire Central - Banque de Reglement

Hong Kong                 Central Moneymarkets Unit Hong Kong Securities
                          Clearing Company Limited

Hungary                   Kozponti Elszamolohaz es Ertektar (Budapest) Zrt.
                          (KELER)

Iceland                   Icelandic Securities Depository Limited

India Central Depository Services (India) Limited National Securities Depository Limited
                          Reserve Bank of India

Indonesia                 Bank Indonesia
                          PT Kustodian Sentral Efek Indonesia

Israel                    Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                          Clearing House)

Italy                     Monte Titoli S.p.A.

Ivory Coast               Depositaire Central - Banque de Reglement

Jamaica                   Jamaica Central Securities Depository

Japan                     Bank of Japan - Net System
                          Japan Securities Depository Center (JASDEC)
                          Incorporated

Jordan                    Securities Depository Center

Kazakhstan                Central Securities Depository

Kenya                     Central Depository and Settlement Corporation Limited
                          Central Bank of Kenya


As of 6/30/09                           2

                                   STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                    Depository
------                    ------------------------------------------------------
Republic of Korea         Korea Securities Depository

Kuwait                    Kuwait Clearing Company

Latvia                    Latvian Central Depository

Lebanon                   Banque du Liban
                          Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania                 Central Securities Depository of Lithuania

Malaysia                  Bank Negara Malaysia
                          Bursa Malaysia Depository Sdn. Bhd.

Mali                      Depositaire Central - Banque de Reglement

Malta                     Central Securities Depository of the Malta Stock
                          Exchange

Mauritius                 Bank of Mauritius
                          Central Depository and Settlement Co. Ltd.

Mexico                    S.D. Indeval, S.A. de C.V.

Morocco                   Maroclear

Namibia                   Bank of Namibia

Netherlands               Euroclear Nederland

New Zealand               New Zealand Central Securities Depository Limited

Niger                     Depositaire Central - Banque de Reglement

Nigeria                   Central Securities Clearing System Limited

Norway                    Verdipapirsentralen

Oman                      Muscat Depository & Securities Registration Company,
                          SAOC

Pakistan                  Central Depository Company of Pakistan Limited State
                          Bank of Pakistan

Palestine                 Clearing, Depository and Settlement system, a
                          department of the Palestine Securities Exchange

Peru CAVALI S.A. Institucion de Compensacion y Liquidacion de Valores

Philippines               Philippine Depository & Trust Corporation
                          Registry of Scripless Securities (ROSS) of the Bureau of Treasury


As of 6/30/09                           3

                                   STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                    Depository
------                    ------------------------------------------------------
Poland                    Rejestr Papierow Wartosciowych
                          Krajowy Depozyt Papierow Wartosciowych S.A.

Portugal INTERBOLSA - Sociedad Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Qatar Exchange

Romania                   S.C. Depozitarul Central S.A.
                          National Bank of Romania

Russia Vneshtorgbank, Bank for Foreign Trade of the Russian Federation National Depository Center

Saudi Arabia              Tadawul Central Securities Depository
                          Saudi Arabian Monetary Agency

Senegal                   Depositaire Central - Banque de Reglement

Serbia                    Central Registrar Depository and Clearinghouse

Singapore                 The Central Depository (Pte) Limited
                          Monetary Authority of Singapore

Slovak Republic           Centralny depozitar cennych papierov SR, a.s.

Slovenia                  KDD - Centralna klirinsko depotna druzba d.d.

South Africa              Strate Ltd.

Spain                     IBERCLEAR

Sri Lanka                 Central Bank of Sri Lanka
                          Central Depository System (Pvt) Limited

Sweden                    Euroclear Sweden

Switzerland               SIX SIS AG

Taiwan - R.O.C.           Taiwan Depository and Clearing Corporation Central
                          Bank of China

Thailand                  Thailand Securities Depository Company Limited

Togo                      Depositaire Central - Banque de Reglement

Trinidad and Tobago       Central Bank of Trinidad and Tobago Trinidad and
                          Tobago Central Depository Limited


As of 6/30/09                           4

                                   STATE STREET                      SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS

Market                    Depository
------                    ------------------------------------------------------
Tunisia                   Societe Tunisienne Interprofessionelle pour la
                          Compensation et le Depots des Valeurs Mobilieres
                          (STICODEVAM)

Turkey                    Central Bank of Turkey
                          Central Registry Agency

Uganda                    Bank of Uganda

Ukraine                   Mizhregionalny Fondovy Souz
                          National Bank of Ukraine

United Arab Emirates -    Clearing and Depository System, a department of the
Dubai Financial Market    Dubai Financial Market

United Arab Emirates -    Central Securities Depository, owned and operated by
Dubai International       NASDAQ Dubai Limited
Financial Center

United Arab Emirates -    Clearing, Settlement, Depository and Registry
Abu Dhabi                 department of the Abu Dhabi Securities Exchange

United Kingdom            Euroclear UK & Ireland Limited

Uruguay                   Banco Central del Uruguay

Venezuela                 Banco Central de Venezuela
                          Caja Venezolana de Valores

Vietnam                   Vietnam Securities Depository

Zambia                    Bank of Zambia
                          LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear Bank S.A./N.V.
Clearstream Banking, S.A.


As of 6/30/09                           5

                                                                      SCHEDULE C

                               MARKET INFORMATION

Publication/Type of Information                       Brief Description
-------------------------------         ----------------------------------------
(scheduled frequency)
The Guide to Custody in World Markets   An overview of settlement and safekeeping procedures,
(hardcopy annually and regular          custody practices and foreign investor considerations for the
website updates)                        markets in which State Street offers custodial services.

Global Custody Network Review           Information relating to Foreign Sub-Custodians in State Street's
(annually)                              Global Custody Network.  The Review stands as an integral part of the materials that
                                        State Street provides to its U.S. mutual fund clients to assist them in complying with
                                        SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and
                                        Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review            Custody risk analyses of the Foreign Securities Depositories presently
(annually)                              operating in Network markets.  This publication is an integral part of the materials that
                                        State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                     With respect to each market in which State Street offers custodial
(annually)                              services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign
                                        Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign
                                        Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                 Copies of the contracts that State Street has entered into with each
(annually)                              Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which
                                        State Street offers custodial services.

Global Market Bulletin                  Information on changing settlement and custody conditions in
(daily or as necessary)                 markets where State Street offers custodial services.  Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories              For those markets where State Street offers custodial services that exhibit
(as necessary)                          special risks or infrastructures impacting custody, State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                 Informational letters and accompanying materials confirming
(presently on a quarterly basis or      summary of material changes with Foreign Sub-Custodians that have occurred
State Street's foreign custody          during the previous quarter. The notices also identify any material changes in the arrangements, including a as otherwise  custodial risks associated with maintaining assets with Foreign Securities
necessary)                              Depositories.


As of 6/30/09                           1

                                   SCHEDULE D
                                       TO
                           MASTER CUSTODIAN AGREEMENT

SPECIAL SUB-CUSTODIANS:

None


As of 6/30/09                           1

                                                          [LOGO OF STATE STREET]
                                  Serving Institutional Investors Worldwide (SM)

                             FUNDS TRANSFER ADDENDUM

OPERATING GUIDELINES

1. OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2. SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3. ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street's receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street's sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6. ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATION STATEMENTS: Confirmation of State Street's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street's proprietary information systems, such as, but not limited to Horizon and GlobalQuest(R), account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

                                                          [LOGO OF STATE STREET]
                                  Serving Institutional Investors Worldwide (SM)

                             FUNDS TRANSFER ADDENDUM

10. LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11. MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

                                                          [LOGO OF STATE STREET]
                                  Serving Institutional Investors Worldwide (SM)

                             FUNDS TRANSFER ADDENDUM

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[X] SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

[_] Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client's established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[_] Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[_] Global Horizon Interchange(sm) Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[X] Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client's location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[X] Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[_] Transfers Initiated by Facsimile

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

                                                          [LOGO OF STATE STREET]
                                  Serving Institutional Investors Worldwide (SM)

                             FUNDS TRANSFER ADDENDUM

[_]  Instruct

Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing. Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

[_]  Secure Transport

Secure Transport is a file transfer application based upon the Secure File Transfer Protocol standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet. Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

[_]  Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[_]  Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[_]  Transmission from Client PC to State Street Mainframe with Telephone
     Callback

[_] Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[_]  Transmission from DST Systems to State Street Mainframe with Encryption

[_]  Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective August 17, 2009 for payment orders initiated by our organization.

Key Contact Information

Whom shall we contact to implement your selection(s)?

CLIENT OPERATIONS CONTACT                               ALTERNATE CONTACT

Jeremy DePalma                                          David Berardi
200 Berkeley Street                                     200 Berkeley Street
Boston, MA 02116-5022                                   Boston, MA 02116-5022
617-210-3588 (Telephone)                                617-210-3548 (Telephone)
617-954-0634 (Facsimile)                                617-954-0634 (Facsimile)

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund See wave conversion timeline

Investment Adviser
                  ---------------------------------------
Authorized Initiators
     Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street: Please use previously provided list of authorized persons (FMG)

NAME          TITLE (Specify whether position                 SPECIMEN SIGNATURE
              is with Fund or Investment
              Adviser)

Please see attached authorized signer lists for IMs.


Authorized Verifiers
     Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME           CALLBACK PHONE NUMBER                  DOLLAR LIMITATION (IF ANY)

Please use previously provided list of authorized administrative persons (FMG)

Please see attached authorized signers lists for IMs.

                                                                    EX-99.(g)(3)

                         REMOTE ACCESS SERVICES ADDENDUM
                          TO MASTER CUSTODIAN AGREEMENT

     ADDENDUM to that certain Master Custodian Agreement dated as of July 1, 2009 (the "Custodian Agreement") by and among each management investment company identified on Appendix A thereto or made subject thereto pursuant to Section
19.5 thereof (each, a "Customer") and State Street Bank and Trust Company, including its subsidiaries and affiliates ("State Street").

     State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the "Remote Access Services").

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum ("Authorized Designees") with access to State Street propriety and third-party systems as may be offered by State Street from time to time (each, a "System") on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the "Proprietary Information"). The Customer agrees on behalf of itself and its Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street's customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS" without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party's control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at its option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer's use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street's continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum;
(b) accepts responsibility for its and its Authorized Designees' compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.